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                                  EXHIBIT 23.1

            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS NATIONAL QUALITY CARE, INC.

We consent to the incorporation by reference in these registration statements (Nos. 333-03622, 333-06175, 333-14839, 333-21911, 333-25955, 333-32287,
333-34703, 333-45145, 333-46967, 333-49059, and 333-73413), on Form S-8 of
National Quality Care, Inc. of our report dated August 17, 2005, relating to the consolidated balance sheet of National Quality Care, Inc,. and Subsidiary as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003, which report is included in the December 31, 2004 annual report on Form 10-KSB of National Quality Care, Inc.


                                    /S/ POHL, MCNABOLA, BERG & COMPANY LLP


                                    SAN FRANCISCO, CALIFORNIA
                                    AUGUST 25, 2005